UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  June 15, 2007

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2007, the Board of Directors of Fluor Corporation elected Ilesanmi Adesida and Peter K. Barker to the Board of Directors, effective as of June 15, 2007, to fill the newly created directorships resulting from the increase in the authorized number of directors under the amendment to Section 3.02 of the Amended and Restated Bylaws of Fluor Corporation.

Mr. Ilesanmi Adesida was elected as a Class III director, and Mr. Peter K. Barker was elected as a Class I director.  Mr. Adesida has been appointed as a member of the Governance and Organization and Compensation Committees of the Board of Directors, and Mr. Barker has been appointed as a member of the Audit and Organization and Compensation Committees of the Board of Directors.

The Board of Directors has affirmatively determined that Mr. Adesida and Mr. Barker are independent of Fluor Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Fluor Corporation Corporate Governance Guidelines.

Mr. Adesida and Mr. Barker will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the definitive proxy statement filed with the Commission on March 7, 2007, although the annual cash retainer shall be pro rated so that Mr. Adesida and Mr. Barker receive quarterly payments for only those quarters in which they attend any Board meeting.   Such compensation includes an initial grant of 1,500 restricted shares and 1,000 restricted units under the Company’s 2000 Restricted Stock Plan for Non-Employee Directors.  Restricted units are payable in cash to assist in satisfying related income tax liabilities.  Restrictions lapse and units become immediately earned and payable with respect to 20% of the award on the date of grant and then subsequently vest at a rate of 20% per year on each anniversary of that date.

A copy of Fluor Corporation’s June 15, 2007 press release announcing the election of the two new directors is attached hereto as Exhibit 99.1.

Item 5.03(a).         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2007, the Board of Directors of Fluor Corporation amended Section 3.02 of the Amended and Restated Bylaws of Fluor Corporation, effective as of June 15, 2007, to increase the authorized number of directors from ten to twelve. This amendment was adopted in connection with the Board’s election of two new directors, as disclosed in Item 5.02 above.  The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and the text thereof is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of June 15, 2007.
99.1	Press Release dated June 15, 2007, announcing the election of two new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2007	Fluor Corporation

	By:	/s/ Lawrence N. Fisher
Lawrence N. Fisher
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of June 15, 2007.
99.1	Press Release Issued by Fluor Corporation on June 15, 2007, announcing the election of two new directors.